UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Seahawk Drilling, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, Seahawk Global Holdings LLC, a Delaware limited liability company, Seahawk Mexico Holdings LLC, a Delaware limited liability company, Seahawk Drilling Management LLC, a Delaware limited liability company, Seahawk Drilling LLC, a Delaware limited liability company, Seahawk Offshore Management LLC, a Delaware limited liability company, Energy Supply International LLC, a Delaware limited liability company, and Seahawk Drilling USA LLC, a Delaware limited liability company (collectively, with the Company, the “Debtors”), each filed voluntary petitions for relief (collectively, the “Bankruptcy Case”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Bankruptcy Court”).

Following the completion of the Bankruptcy Court approved sale of substantially all of the Debtors’ assets to Hercules Offshore, Inc. (“Hercules”), the Debtors have terminated additional employees and officers due to a reduction in need for employees and officers following the completion of the sale to Hercules. This reduction included Randall D. Stilley, the President and Chief Executive Officer of the Company, and William C. Hoffman, the Senior Vice President and Chief Operating Officer of the Company. Each of Messrs. Stilley and Hoffman were terminated as an officer and employee of the Company effective as of May 6, 2011.

James R. Easter, age 54, the Company’s Senior Vice President and Chief Financial Officer, was appointed the President and Chief Executive Officer of the Company immediately after Mr. Stilley’s termination on May 6, 2011.

Mr. Easter has served as the Company’s Senior Vice President and Chief Financial Officer since May 10, 2010. From September 2008 until May 2010, Mr. Easter was involved in private investments. From May 2002 until September 2008, Mr. Easter was employed by McDermott International, Inc.; from February 2006 to September 2008, as Vice President, Corporate Development and Strategic Planning; from September 2002 to February 2006, as Vice President, Finance and Treasurer; and from May 2002 to September 2002, as Assistant Treasurer. From December 2000 until May 2002, Mr. Easter served as Vice President, Transaction Development and Support at Reliant Energy, Inc.

There are no arrangements or understandings between Mr. Easter and any other person pursuant to which he was appointed as an officer. There are no family relationships between Mr. Easter and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any transaction in which Mr. Easter or any of his immediate family members have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 29, 2011, the Debtors filed their monthly operating report for the period from March 1, 2011 to March 31, 2011 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated by reference herein. This Current Report on Form 8-K, including Exhibit 99.1 being furnished as part of this report, will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

All documents filed in connection with the Bankruptcy Case, including the Monthly Operating Report, are publicly available and may be accessed free of charge at the website of the Debtors’ Claims, Notice and Balloting Agent, Kurtzman Carson Consultants, LLC, http://www.kccllc.net/seahawk.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report contains consolidated information regarding the Debtors and does not contain information regarding the non-Debtor subsidiaries of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was prepared in accordance with Generally Accepted Accounting Principles in the United States, except as otherwise noted in the Monthly Operating Report, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the related exhibit incorporated herein by reference shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Monthly Operating Report for the period from March 1, 2011 to March 31, 2011, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: May 11, 2011	By:	/S/ JAMES R. EASTER
James R. Easter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the period from March 1, 2011 to March 31, 2011, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division